GLOBE LIFE INC. REPORTS
Second Quarter 2020 Results

McKinney, TX, July 22, 2020—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended June 30, 2020, net income was $1.62 per diluted common share, compared with $1.67 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.65 per diluted common share, compared with $1.67 per diluted common share for the year-ago quarter.

COVID-19— The Company has transitioned the organization, employees and agents, from an in-person experience to one that is primarily virtual. While the current environment continues to present challenges, Globe Life’s operations are being conducted successfully. We continue to support our agents and serve our customers in an effective manner. The fluctuations in underwriting margins between the second quarter of 2020 and the year-ago quarter are due primarily to the impact of COVID-19.

HIGHLIGHTS:

●	Net income as an ROE was 9.4% for the six months ended June 30, 2020. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 13.6%.

●	Life premiums increased over the year-ago quarter by 8% at the Direct to Consumer Division and 7% at the American Income Life Division.

●	Health premiums increased over the year-ago quarter by 7% at the Family Heritage Division.

●	Life net sales at the Direct to Consumer Division increased over the year-ago quarter by 43%.

●	Health underwriting margin increased over the year-ago quarter by 7%.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Globe Life's operating summary for the three months ended June 30, 2020 and 2019:

Operating Summary
	Per Share
	Three Months Ended June 30,			Three Months Ended June 30,
	2020	2019	% Chg.	2020	2019	% Chg.
Insurance underwriting income(2)	$1.56	$1.60	(3)	$167,042	$178,556	(6)
Excess investment income(2)	0.57	0.58	(2)	61,137	64,678	(5)
Parent company expense	(0.02)	(0.03)		(2,516)	(2,872)
Income tax	(0.40)	(0.42)	(5)	(43,070)	(47,114)	(9)
Stock compensation benefit (expense), net of tax	(0.05)	(0.06)		(5,761)	(6,366)
Net operating income	1.65	1.67	(1)	176,832	186,882	(5)

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.04)	0.04		(3,784)	4,072
Part D adjustments—discontinued operations	—	—		—	(43)
Legal proceedings	—	(0.04)		—	(4,345)
Net income(3)	$1.62	$1.67		$173,048	$186,566

Weighted average diluted shares outstanding	107,134	111,586
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Six Months Ended June 30,
	2020	2019
Net income as an ROE(1)	9.4%	12.3%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	13.6%	14.6%

	June 30,
	2020	2019
Shareholders' equity	$7,848,369	$6,700,398
Impact of adjustment to exclude net unrealized gains on fixed maturities	(2,361,530)	(1,533,945)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,486,839	$5,166,453

Book value per share	$73.26	$60.22
Impact of adjustment to exclude net unrealized gains on fixed maturities	(22.05)	(13.79)
Book value per share, excluding net unrealized gains on fixed maturities	$51.21	$46.43
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q2 2020 with Q2 2019:

Life insurance accounted for 71% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 28% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 2%, while net health sales declined 23%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended June 30, 2020 and 2019:

Insurance Premium Revenue
	Quarter Ended
	June 30, 2020	June 30, 2019	% Chg.
Life insurance	$670,822	$631,201	6
Health insurance	282,877	266,282	6
Annuity	3	1
Total	$953,702	$897,484	6

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended June 30, 2020 and 2019:

Insurance Underwriting Income
	Quarter Ended
	June 30, 2020	% of Premium	June 30, 2019	% of Premium	% Chg.
Insurance underwriting margins:
Life	$161,699	24	$175,050	28	(8)
Health	64,240	23	60,159	23	7
Annuity	2,265		2,365
	228,204		237,574		(4)
Other income	404		398
Administrative expenses	(61,566)		(59,416)		4
Insurance underwriting income	$167,042		$178,556		(6)
Per share	$1.56		$1.60		(3)

Administrative expenses were $62 million, up 3.6% from the year-ago quarter. The ratio of administrative expenses to premium was 6.5%, compared with 6.6% for the year-ago quarter.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies, American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division.

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	June 30,
	2020		2019
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$93,454	30	$97,006	34	(4)
Direct to Consumer	28,148	12	39,042	18	(28)
Liberty National	18,873	26	18,136	25	4
Other	21,224	40	20,866	39	2
Total	$161,699	24	$175,050	28	(8)

Life Premium
	Quarter Ended
	June 30,
	2020	2019	% Chg.
American Income	$308,675	$288,334	7
Direct to Consumer	235,201	217,278	8
Liberty National	73,326	71,478	3
Other	53,620	54,111	(1)
Total	$670,822	$631,201	6

Life Net Sales(1)
	Quarter Ended
	June 30,
	2020	2019	% Chg.
American Income	$51,414	$61,048	(16)
Direct to Consumer	49,396	34,456	43
Liberty National	10,709	13,428	(20)
Other	2,610	3,207	(19)
Total	$114,129	$112,139	2
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	June 30,
	2020		2019
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$15,282	14	$14,390	14	6
Family Heritage	18,857	24	17,901	25	5
Liberty National	12,524	26	11,837	25	6
American Income	14,775	58	13,040	53	13
Direct to Consumer	2,802	15	2,991	16	(6)
Total	$64,240	23	$60,159	23	7

Health Premium
	Quarter Ended
	June 30,
	2020	2019	% Chg.
United American	$112,885	$102,254	10
Family Heritage	77,987	73,037	7
Liberty National	47,391	47,292	—
American Income	25,554	24,450	5
Direct to Consumer	19,060	19,249	(1)
Total	$282,877	$266,282	6

Health Net Sales(1)
	Quarter Ended
	June 30,
	2020	2019	% Chg.
United American	$12,001	$16,587	(28)
Family Heritage	13,564	16,898	(20)
Liberty National	4,089	5,864	(30)
American Income	3,688	4,299	(14)
Direct to Consumer	522	582	(10)
Total	$33,864	$44,230	(23)
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)				End of Quarter Agent Count
	Quarter Ended			Quarter Ended
	June 30,			March 31,	June 30,			March 31,
	2020	2019	% Chg.	2020	2020	2019	% Chg.	2020
American Income	8,393	7,364	14	7,630	8,597	7,477	15	8,044
Liberty National	2,395	2,290	5	2,648	2,379	2,390	—	2,688
Family Heritage	1,248	1,081	15	1,227	1,224	1,089	12	1,290

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	June 30,
	2020	2019	% Chg.
Net investment income	$231,568	$227,425	2
Required interest:
Interest on net policy liabilities(1)	(147,618)	(141,315)	4
Interest on debt	(22,813)	(21,432)	6
Total required interest	(170,431)	(162,747)	5
Excess investment income	$61,137	$64,678	(5)
Per share	$0.57	$0.58	(2)
(1)Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 2%, while average invested assets increased 6%. Required interest on net policy liabilities increased 4%, in line with the increase in average net policy liabilities. The weighted average discount rate for the net policy liabilities was 5.7% and was in line with the year-ago quarter.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The composition of the investment portfolio at book value at June 30, 2020 is as follows:

Investment Portfolio
	As of
	June 30, 2020
	Amount	% of Total
Fixed maturities at fair value(1)	$19,661,182	93%
Policy loans	579,541	3
Other long-term investments(2)	432,325	2
Short-term investments	531,651	2
Total	$21,204,699	100%
(1) On January 1, 2020, the Company prospectively adopted ASU 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. For available-for-sale fixed maturities, the standard removed the loss impairment methodology of a direct write-down of the amortized cost and replaced it with allowances for credit losses. As of June 30, 2020, fixed maturities at amortized cost were $16.7 billion less $33 million for allowance for credit losses.
(2) Includes $264 million of investments accounted for under the fair value option which have a cost of $274 million as of June 30, 2020.

Fixed maturities at amortized cost, net of allowance for credit losses by asset class as of June 30, 2020 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	June 30, 2020
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds(1)	$13,748,727	$700,713	$14,449,440
Municipals	1,617,951	—	1,617,951
Government, agencies and GSE's	411,100	—	411,100
Collateralized debt obligations	—	57,031	57,031
Other asset-backed securities	115,559	14,100	129,659
Total	$15,893,337	$771,844	$16,665,181
(1) Please see our website for information regarding our energy portfolio.

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at June 30, 2020 and the corresponding amounts of net unrealized gains recognized in accumulated other comprehensive income (loss).

	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains	Fair Value
June 30, 2020	$16,697,900	$(32,719)	$2,996,001	$19,661,182

At amortized cost, net of allowance for credit losses, 95% of fixed maturities (96% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.38% during the second quarter of 2020, compared with 5.50% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	June 30,
	2020	2019
Amount	$351,034	$252,742
Average annual effective yield	4.4%	5.0%
Average rating	A-	A-
Average life (in years) to:
Next call	16.1	23.7
Maturity	22.8	29.2

SHARE REPURCHASE:

In the first quarter, the Company announced a temporary postponement of its share repurchase program while it evaluated the expected impact of COVID-19 on the Company’s operations and financial results. Accordingly, the Company did not repurchase shares of Globe Life during the second quarter. The Company anticipates that it will resume its share repurchase program in the second half of the year.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs, if any, of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2020:

Globe Life projects that net operating income per share will be in the range of $6.80 to $7.04 for the year ending December 31, 2020.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to the expected impact of the COVID-19 outbreak on our business operations, financial results and financial condition. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to: 1) Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions; 2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement); 3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance; 4) Interest rate changes that affect product sales and/or investment portfolio yield; 5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities; 6) Changes in pricing competition; 7) Litigation results; 8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic); 9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators; 10) The customer response to new products and marketing initiatives; 11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized; 12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems; 13) The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and 14) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period as a result of the COVID-19 pandemic.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its second quarter 2020 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, July 23, 2020. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:	Mike Majors, Executive Vice President - Administration and Investor Relations
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q2 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Life premium	$670,822	$631,201	$1,320,452	$1,255,490
Health premium	282,877	266,282	563,082	532,966
Other premium	3	1	3	1
Total premium	953,702	897,484	1,883,537	1,788,457
Net investment income	231,568	227,425	460,559	454,098
Realized gains (losses)	(4,790)	5,154	(30,887)	6,483
Other income	404	398	729	639
Total revenue	1,180,884	1,130,461	2,313,938	2,249,677

Benefits and expenses:
Life policyholder benefits	459,845	410,961	881,515	820,653
Health policyholder benefits	183,496	170,511	362,207	340,528
Other policyholder benefits	7,475	7,890	15,063	15,938
Total policyholder benefits	650,816	589,362	1,258,785	1,177,119
Amortization of deferred acquisition costs	146,160	138,165	289,997	273,987
Commissions, premium taxes, and non-deferred acquisition costs	76,140	73,698	155,077	147,163
Other operating expense	72,714	79,044	151,296	151,837
Interest expense	22,813	21,432	43,621	42,710
Total benefits and expenses	968,643	901,701	1,898,776	1,792,816

Income before income taxes	212,241	228,760	415,162	456,861
Income tax benefit (expense)	(39,193)	(42,151)	(76,574)	(84,858)
Income from continuing operations	173,048	186,609	338,588	372,003

Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	(43)	—	(92)
Net income	$173,048	$186,566	$338,588	$371,911

Basic net income (loss) per common share:
Continuing operations
Discontinued operations
Total basic net income per common share	$1.63	$1.70	$3.17	$3.38

Diluted net income (loss) per common share:
Continuing operations
Discontinued operations
Total diluted net income per common share	$1.62	$1.67	$3.13	$3.32

GL Q2 2020 Earnings Release